Exhibit (a)(1)(H)

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Confirm Elections

You have made the following elections with respect to your eligible stock options.

Grant Number	Grant Date	Award Type	Grant Price	Shares Underlying Option Grant*	Vested Options as of 2/20/2024**	Exchange Ratio	Replacement Options	Election
DEMOGRANT1	2/1/2018	Options (NQ)	$192.33	198	198	5.00	40	Exchange
DEMOGRANT2	4/2/2018	Options (ISO)	$145.77	1,811	1,811	4.00	453	Do Not Exchange
DEMOGRANT3	12/19/2019	Options (ISO)	$73.24	720	660	2.25	320	Exchange
DEMOGRANT3SPLIT	12/19/2019	Options (NQ)	$73.24	2,160	2,160	2.25	960	
DEMOGRANT4	4/28/2020	Options (ISO)	$39.87	2	2	1.50	2	Do Not Exchange
DEMOGRANT4SPLIT	4/28/2020	Options (NQ)	$39.87	3,293	3,293	1.50	2,196	

*This column displays the number of shares of our common stock subject to the stock option grant as of February 20, 2024 (assuming no exercise or early termination occurs, through February 20, 2024).

**This column displays the number of vested shares of our common stock subject to the stock option grant as of February 20, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through February 20, 2024).

In all events, vesting is subject to continued service with us through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 8 of the Offer to Exchange, for additional terms that may apply to the new options.

☐ I acknowledge that I have read all of the Option Exchange documents, including the Offer to Exchange, which contain the specific terms and conditions of the Option Exchange. I acknowledge that, if I change my election, my election in effect at the completion of the Option Exchange (February 20, 2024, 11:59 PM Eastern Time, unless the offer is extended) will be my final election. I also agree to the Election Terms and Conditions and related instructions included in the Resources section of this Option Exchange website and attached to the announcement email dated January 23, 2024.

☐ If I elected to exchange my eligible stock options, my electronic signature below indicates my agreement to be bound by the terms and conditions of the Sage Therapeutics Incentive Award Plan, as amended, and options agreement thereunder. If I elect not to exchange my eligible stock options, my eligible stock options will remain outstanding with their current terms and I will not receive any new options.

Electronic signature*

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An email confirmation will be sent to sage@infiniteequity.com.

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The Option Exchange is being made pursuant to the terms and conditions set forth in Sage's Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Option Exchange, including related risks.

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Finished Sage has received your election via the Sage Option Exchange website by which you elected to accept or reject Sage’s offer to exchange Eligible Options for Replacement Options with respect to some or all of your outstanding stock option grants, subject to the terms and conditions of the Offer to Exchange document that has been made available to you (the “Option Exchange”). Your election has been recorded as follows: Name: Demo User Employee ID: DEMO1 Date and Time: 01/19/2024 2:29 PM Eastern Time Shares Underlying Grant Number Grant Date DEMOGRANT1 DEMOGRANT2 2/1/2018 4/2/2018 Award Type Options (NQ) Grant Price Option Grant Vested Options as of 2/20/2024” $192.33 198 198 Exchange Ratio 5.00 Replacement Options Election 40 Exchange Options (ISO) $145.77 1,811 1,811 4.00 453 Do Not Exchange DEMOGRANT3 12/19/2019 Options (ISO) $73.24 720 660 2.25 320 Exchange DEMOGRANT3SPLIT 12/19/2019 Options (NO) $73.24 2,160 2,160 2.25 960 DEMOGRANT4 DEMOGRANT4SPLIT 4/28/2020 4/26/2020 Options (ISO) $39.87 2 2 1.50 2 Do Not Exchange Options (NO) $39.87 3,293 3,293 1.50 2,198 “This column displays the number of shares of our common stock subject to the stock option grant as of February 20, 2024 (assuming no exercise or early termination occurs, through February 20, 2024). “This column displays the number of vested shares of our common stock subject to the stock option grant as of February 20, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through February 20, 2024). In all events, vesting is subject to continued service with us through the applicable vesting date. Please refer to the Option Exchange documents, including Section 8 of the Offer to Exchange, for additional terms that may apply to the new options. If you change your mind regarding your election, you may change your election to accept or reject the Option Exchange with respect to some or all of your Eligible Options by submitting a new election. The new election must be delivered via the Sage Option Exchange website at www.myoptionexchange.com, no later than the Offer Expiration Date, currently expected to be 11:59 PM Eastern Time, on February 20, 2024 (unless the offer is extended). Only elections that are properly completed, electronically signed, dated and actually received by Sage via the Option Exchange website at www.myoptionexchange.com on or before the Offer Expiration Date will be accepted. Elections submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you have any questions, please direct them to the support team by email at compensation@sagerx.com. If you experience technical failures on the Option Exchange website such as the Option Exchange website being unavailable or the Option Exchange website not enabling you to submit your election, please email sage@infiniteequity.com. Please note that our receipt of your election is not by itself an acceptance of your stock options for exchange. For purposes of the Option Exchange, we will be deemed to have accepted Eligible Options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the stock option holders generally of our acceptance of stock options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Eligible Options accepted for exchange will be cancelled, and the Replacement Options will be granted, on the first business day following the Offer Expiration Date, which we presently expect will be February 21, 2024 (unless the offer is extended). This notice does not constitute the Option Exchange. The full terms of the Option Exchange are described in (1) Offer to Exchange Eligible Options for Replacement Options; (2) the announcement email, dated January 23, 2024, announcing the Option Exchange; and (3) the election terms and conditions, together with its associated instructions. You may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov, on Sage’s option exchange website at www.myoptionexchange.com, or email at compensation@segerx.com

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Election Form

Indicate your decision to tender your eligible stock options for exchange by selecting the "Exchange" choice in the Election column.

If you do not want to tender one or more of your eligible stock options for exchange, select the "Do Not Exchange" choice in the Election column for those particular stock options.

If you do not select the "Exchange" choice with respect to an eligible stock option, your election with respect to an eligible stock option will default to "Do Not Exchange." In that event, the eligible stock option will not be exchanged.

You may not tender only a portion of an eligible stock option grant.

Option Exchange

Commencement Date: **January 23, 2024**

Expiration Time: **February 20, 2024 at 11:59 PM Eastern Time**

Value Calculator | Resources

Grant Number	Grant Date	Award Type	Grant Price	Shares Underlying Option Grant*	Vested Options as of 2/20/2024**	Exchange Ratio	Replacement Options	Election
DEMOGRANT1	2/1/2018	Options (NQ)	$192.33	198	198	5.00	40	Exchange
DEMOGRANT2	4/2/2018	Options (ISO)	$145.77	1,811	1,811	4.00	453	Do Not Exchange
DEMOGRANT3	12/19/2019	Options (ISO)	$73.24	720	660	2.25	320	Exchange
DEMOGRANT3SPLIT	12/19/2019	Options (NQ)	$73.24	2,160	2,160	2.25	960	
DEMOGRANT4	4/28/2020	Options (ISO)	$39.87	2	2	1.50	2	Do Not Exchange
DEMOGRANT4SPLIT	4/28/2020	Options (NQ)	$39.87	3,293	3,293	1.50	2,196	

*This column displays the number of shares of our common stock subject to the stock option grant as of February 20, 2024 (assuming no exercise or early termination occurs, through February 20, 2024).

**This column displays the number of vested shares of our common stock subject to the stock option grant as of February 20, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through February 20, 2024).

In all events, vesting is subject to continued service with us through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 8 of the Offer to Exchange, for additional terms that may apply to the new options.

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The Option Exchange is being made pursuant to the terms and conditions set forth in Sage's Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Option Exchange, including related risks.

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Resources

Elections Value Calculator

File	Description
SAGE - Schedule TO.pdf	Schedule TO
SAGE - Offer to Exchange.pdf	Offer to Exchange
SAGE - Email from Erin Lanciani to Employees Sent on December 8, 2023.pdf	Email from Erin Lanciani to Employees Sent on December 8, 2023
SAGE - Form of Follow-up Email from Peter Castrichini to Employees Sent on January 23, 2024.pdf	Form of Follow-up Email from Peter Castrichini to Employees Sent on January 23, 2024
SAGE - Form of Announcement Email.pdf	Form of Announcement Email
SAGE - Terms of Election.pdf	Terms of Election
SAGE - Form of Confirmation Email.pdf	Form of Confirmation Email
SAGE - Form of Reminder Email.pdf	Form of Reminder Email
SAGE - Screenshots of Option Exchange Website.pdf	Screenshots of Option Exchange Website
SAGE - Option Exchange Frequently Asked Questions.pdf	Option Exchange Frequently Asked Questions
SAGE - Employee Presentation.pdf	Employee Presentation

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Sage Therapeutics Option Exchange Commencement Date: January 23, 2024 Expiration Time: February 20, 2024 at 11:59 PM Eastern Time We are offering you the opportunity to exchange some or all of your eligible stock options, as described in the Offer to Exchange (the “Offer to Exchange”), for a number of Replacement Options. We refer to this program as the “Option Exchange.” Resources Click on any of the links below to learn more. • Schedule TO Offer to Exchange • Email from Erin Lanciani to Employees Sent on December 8, 2023 • Form of Follow-up Email from Peter Castrichini to Employees Sent on January 23, 2024 • Form of Announcement Email • Terms of Election • Form of Confirmation Email • Form of Reminder Email • Screenshots of Option Exchange Website • Option Exchange Frequently Asked Questions • Employee Presentation The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe. Make My Election You have 28 days left to elect whether to keep your eligible stock options or exchange some or all of them. Before you make your election, we encourage you to carefully read the offering materials in the Resources section. Change My Elections Print Election Confirmation Need Help? Contact compensation@sagerx.com The Option Exchange is being made pursuant to the terms and conditions set forth in Sage’s Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange Eligible Options for Replacement Options, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: www.myoptionexchange.com. You should read these writ they contain important information about the Option Exchange, including related risks.